Exhibit 99.1

Benson Hill Announces Third Quarter 2021 Financial Results

•Third quarter year-over-year consolidated revenues increased 13% as reported and 35%, as adjusted for the divested barley business, to $32 million.

•Ingredients segment revenues were $23.1 million, an increase of 34% as reported and 80%, as adjusted for the divested barley business.

•2021 consolidated revenues expected to meet or exceed guidance of $127 million.

•Farmer commitments for 2022 planting of non-GMO Ultra-High Protein soybean acres well underway.

•Crop Accelerator is now operational and expected to help bring innovative seed varieties to market faster than traditional breeding methods.

•Recently acquired soy crush facility is up and running, which represents an important enabler of the integrated business model.

ST. LOUIS, MO – November 15, 2021 - Benson Hill, Inc. (the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants with its cutting-edge food innovation engine, today announced operating and financial results for the quarter and nine months ended September 30, 2021.
“There is a sense of urgency today to move beyond the current commodity food system to meet the growing consumer demand for better food choices,” said Matt Crisp, Chief Executive Officer of Benson Hill. “The team at Benson Hill embraces this challenge through a novel combination of CropOS® and an integrated go-to-market approach. We believe we can unlock the natural genetic diversity of plants to create more nutritious, sustainable, and affordable food, feed and ingredient options. Now is the time for bold action to take advantage of a tremendous opportunity in the plant-based protein market.”
Crisp continued, “In the third quarter, we continued to see strong year-over-year revenue growth, particularly in our Ingredients segment, and we are on track to meet or exceed our 2021 revenue guidance of $127 million. The harvesting of our proprietary soybean crop for this year is nearing completion, and farmers are committing now to plant our Ultra-High Protein soybean acres for the 2022 planting season. In addition, we recently achieved two milestones in the execution of our strategy with the opening of our Crop Accelerator and the startup of our recently acquired Indiana-based soy crush facility. Our momentum continues, and we believe we are positioned to create significant value for our shareholders as the ‘picks and shovels’ in the rapidly growing plant-based food revolution.”

Third Quarter 2021 Results as Compared to The Same Period of 2020
Reconciliation of non-GAAP financial measures can be found on page 9.
•Revenues were $32.0 million, an increase of $3.8 million, or 13%. Excluding $4.4 million in revenues from a barley business sold in October 2020, revenues grew 35%. The performance in the quarter was driven by strong results in the Ingredients segment.

•Gross profit was $0.4 million, a decline of $0.9 million. Excluding $0.7 million in gross profit contribution from the barley operations in Q3’2020, gross profit declined $0.2 million. Gross profit margins in the quarter were 1.3%.

•Selling, general and administrative expenses were $28.1 million, which included $11.7 million of transaction and public company expenses related to the merger with Star Peak Corp II on September 29, 2021. SG&A was in line with expectations, excluding these expenses.

•R&D expenses were $10.5 million, an increase of $3.7 million, primarily to continue expanding scientific capabilities to support the current and future product pipeline.

•Reported net loss was $34.3 million compared to a net loss of $16.9 million.

•Adjusted EBITDA was a loss of $20.1 million compared to a loss of $12.0 million. The Company recognized a loss of $11.7 million on the extinguishment of $37.5 million of high-cost debt.

Ingredients Segment
•Revenues for the segment were $23.1 million, an increase of $5.9 million, or 34%. Excluding the $4.4 million contribution from the barley operations, which was sold in October 2020, revenues grew 80% The performance in the quarter includes the introductory year of proprietary high protein soybeans, soybean oil and soybean meal products from the 2020 crop and higher volumes and average selling prices for commodity yellow pea.

•Adjusted EBITDA for the segment was a loss of $5.3 million, an increase in loss by $3.1 million. The introduction of new products, startup costs for the acquired soy crush facility, and higher research and development costs to support existing and future products impacted year over year results.

Fresh Segment
•Revenues for the segment were $8.8 million, a decrease of $2.1 million, or 19%. The decline in revenue was primarily driven by lower average selling prices and sales volumes. The U.S. produce industry continues to have an oversupply condition as a result of higher regional and ex-U.S. crop yields.

•Adjusted EBITDA was a loss of $2.4 million, which was a decline of $0.9 million.

Innovation and Technology Initiatives
Benson Hill opened its state-of-the-art, technology enabled Crop Accelerator facility on time and under budget. The Crop Accelerator aims to help reduce lead times associated with crop innovation by doubling the plant growth cycles per year. The facility is also expected to provide a more than twenty-fold expansion in testing capacity and incorporate automation and imaging capabilities. This advances the Company’s breeding programs, particularly in soybean and yellow pea, and is expected to generate additional proprietary data streams for incorporation into the predictive and simulation capabilities in the CropOS® technology platform. The Crop Accelerator is an example of Benson Hill’s ability to rethink the product development process to increase efficiency and speed to market for current product improvements and contribute to the development of future innovations planned for its proprietary ingredient pipeline.

Business Execution Update
The harvest of the 2021 proprietary soybean crop is nearly complete with extensive data collection of protein, yield, phenotypes, soybean composition, soil health, and other variables. These data streams will help us work with farmers to optimize their profitability and sustainability on farm. The data is also expected to enhance the CropOS® technology platform at the field level, which is helping to refine farmer contracting plans for the 2022 planting season. The Company is currently contracting acres for 2022 with a large proportion of Ultra-High Protein acres already committed by farmers.

In addition, Benson Hill commenced operations of its soy crush facility in Seymour, Indiana. The facility was acquired to help enable the planned commercialization of its proprietary soybean portfolio. The Company made investments for the startup of the facility and plans further upgrades for dependable and cost-effective soy crushing. The integrated business model for soy is a critical component to deliver on the rapidly growing demand for plant-based protein ingredients.

Consolidated Nine Month 2021 Highlights as Compared to The Same Period of 2020
Reconciliation of non-GAAP financial measures can be found on page 9.
•Revenues were $103.5 million, an increase of $12.7 million, or 14%. Revenues increased 33% excluding $13.0 million in revenues from the barley business sold in October of 2020. The increase was primarily driven by sales of proprietary soybeans, soybean oil and soybean meal, higher average selling prices on yellow peas and higher sales volumes of fresh produce. Partially offsetting these increases was the impact of lower average selling prices of fresh produce.

•Gross profit and gross profit margin were $0.9 million and 1%, respectively. The positive impact from the favorable market for yellow pea ingredient was offset by lower average selling prices for fresh product, higher than planned transportation costs, initial startup costs of the soy crush facility, and losses generated by the commercial launch of the proprietary soy products. The company incurred a one-time $2.8 million excess freight expense during the second quarter to ship seeds from South America for the planting season. In the prior year, the barley operation generated $2.0 million in gross profit. Excluding these non-recurring items, adjusted gross profit was $3.7 million, a decline of $4.4 million. Gross profit margins excluding the excess freight costs were 3.6%.

•Reported net loss was $84.0 million compared to a loss of $41.8 million. Net loss includes $18.2 million for transaction and public company costs related to the business combination with Star Peak Corp II and acquisitions.

•Adjusted EBITDA was a loss of $50.8 million compared to a loss of $29.7 million.

•Cash on hand was $257 million as of September 30, 2021.

Webcast
A webcast of the conference call will begin at 8:30 am ET today. The link to participate is available here.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Use of Non-GAAP Financial Measures
In this press release, the Company includes non-GAAP performance measures. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures and the Company's definition of these non-GAAP measures is included in the tables accompanying this release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; our strategies and plans for growth; expectations about our future positioning, resources, and capabilities; estimates and forecasts of financial and other performance metrics; projections of market opportunity; other expectations regarding our future performance; and financial and other guidance. In some cases, you can identify forward-looking statements by words such as “may,” “should,” “expect,” “intend,”

“will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such forward-looking statements are based upon assumptions made by us as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, our ability to achieve anticipated benefits of recent business combinations, which may be affected by, among other things, competition, the ability of the combined company to grow and achieve growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; our ability to execute our business plans; our transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that we presently does not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We expressly disclaim any duty to update these forward-looking statements, except as otherwise required by law.

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Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Melanie Bernds: (314) 605-6363 / mbernds@bensonhill.com

Benson Hill, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$257,036	$9,743
Marketable securities	—	100,334
Accounts receivable, net	11,595	14,271
Inventories, net	22,422	13,040
Prepaid expenses and other current assets	10,627	3,061
Total current assets	301,680	140,449
Property and equipment, net	64,952	31,624
Right of use asset, net	32,628	34,117
Goodwill and intangible assets, net	25,967	24,083
Other assets	1,514	1,512
Total assets	$426,741	$231,785

	September 30, 2021	December 31, 2020
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,391	$16,128
Revolving line of credit	—	—
Current lease liability	1,961	1,627
Current maturities of long-term debt	1,872	5,466
Accrued expenses and other current liabilities	22,881	12,315
Total current liabilities	50,105	35,536
Long-term debt	9,317	24,344
Long-term lease liability	33,831	33,982
Warrant liabilities	43,541	5,241
Total liabilities	136,794	$99,103
Stockholders’ equity:
Redeemable convertible preferred stock, $0.0001 par value; 1,000 and 105,922 shares authorized, 0 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value, 440,000 and 128,467 shares authorized, 178,059 and 108,697 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	18	11
Additional paid-in capital	528,640	287,318
Accumulated deficit	(238,363)	(154,322)
Accumulated other comprehensive loss	(348)	(325)
Total stockholders’ equity	289,947	132,682
Total liabilities and stockholders’ equity	$426,741	$231,785

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$32,000	$28,202	$103,494	$90,816
Cost of sales	31,591	26,895	102,546	80,620
Gross profit	409	1,307	948	10,196
Operating expenses:
Research and development	10,458	6,758	26,403	21,524
Selling, general and administrative expenses	28,076	9,170	57,570	24,633
Total operating expenses	38,534	15,928	83,973	46,157
Loss from operations	(38,125)	(14,621)	(83,025)	(35,961)
Other (income) expense:
Interest expense, net	1,498	2,580	4,033	5,009
Loss on extinguishment of debt	11,742	—	11,742	—
Change in fair value of warrants	(15,244)	(141)	(12,525)	738
Other (income) expense, net	(2,065)	(119)	(2,453)	61
Total other (income) expense, net	(4,069)	2,320	797	5,808
Net loss before income tax	(34,056)	(16,941)	(83,822)	(41,769)
Income tax expense	218	—	218	—
Net loss	$(34,274)	$(16,941)	$(84,040)	$(41,769)
Net loss per common share:
Basic and diluted loss per common share	$(0.29)	$(0.19)	$(0.71)	$(0.51)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	118,709	90,752	117,714	81,940

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(34,274)	$(16,941)	$(84,040)	$(41,769)
Foreign currency:
Comprehensive income (loss)	31	(211)	30	(454)
Marketable securities:
Comprehensive (loss) income	(121)	(116)	150	(225)
Adjustment for net income (losses) realized in net loss	144	(8)	(203)	162
Total other comprehensive income (loss)	54	(335)	(23)	(517)
Total comprehensive loss	$(34,220)	$(17,276)	$(84,063)	$(42,286)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(84,040)	$(41,769)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,460	5,346
Share-based compensation expense	2,769	751
Bad debt expense	184	71
Change in fair value of warrants	(12,525)	738
Amortization related to financing activities	1,329	1,912
Loss on extinguishment of debt	11,742	—
Other	1,766	224
Changes in operating assets and liabilities:
Accounts receivable	2,492	1,544
Inventories	(5,450)	(1,190)
Prepaid expenses and other current assets	(7,567)	(792)
Accounts payable	3,917	(5,920)
Accrued expenses	3,340	3,074
Net cash used in operating activities	(73,583)	(36,011)
Investing activities
Purchases of marketable securities	(100,278)	(92,900)
Proceeds from maturities of marketable securities	2,155	2,500
Proceeds from sales of marketable securities	198,195	48,514
Payments for acquisitions of property and equipment	(26,603)	(6,798)
Payments made in connection with business acquisitions	(10,853)	—
Net cash provided by (used in) investing activities	62,616	(48,684)
Financing activities
Net contributions from Merger and PIPE financing, net of transaction costs of $34,940	285,378	—
Payments for extinguishment of debt	(43,082)	—
Principal payments on debt	(3,917)	(1,629)
Proceeds from issuance of debt	19,816	24,534
Borrowing under revolving line of credit	20,464	21,473
Repayments under revolving line of credit	(20,464)	(19,822)
Proceeds from issuance of redeemable convertible preferred stock, net of costs	—	80,503
Repayments of financing lease obligations	(600)	(80)
Proceeds from the exercise of stock options and warrants	635	62
Net cash provided by financing activities	258,230	105,041
Effect of exchange rate changes on cash	30	(454)
Net increase in cash and cash equivalents	247,293	19,892
Cash and cash equivalents, beginning of period	9,743	2,616
Cash and cash equivalents, end of period	$257,036	$22,508
Supplemental disclosure of cash flow information
Cash paid for taxes	$30	$—
Cash paid for interest	$4,782	$3,117

Supplemental disclosure of non-cash activities
Issuance of stock warrants	$4,551	$4,580
Conversion of warrants upon Merger	$4,576	$—
Warrants acquired in Merger	$50,850	$—
Merger transaction costs included in accrued expenses and other current liabilities	$4,231	$—
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$4,123	$1,086
Business acquisition purchase price included in accrued expenses and other current liabilities	$3,714	$—
Financing leases	$735	$33,523

Benson Hill, Inc.
Supplemental Schedules - Segment Information and Non-GAAP Reconciliation
(Unaudited)
(Dollar Amounts in Thousands)

The Company defines and calculates adjusted EBITDA as earnings (loss) from continuing operations before net interest expense, income tax provision and depreciation and amortization, further adjusted to exclude stock-based compensation, and the impact of significant non-recurring items.
The Company defines and calculates adjusted revenue as revenue as determined under GAAP, excluding revenues of $4.4 million and $13.0 million for the third quarter and first nine months of 2020, respectively contributed from the barley operation sold in October 2020.
The Company defines and calculates adjusted gross profit as gross profit as determined under GAAP, excluding (i) gross margins of $0.7 million and $2.0 million for the third quarter and first nine months of 2020, respectively, contributed from the barley operation sold in October 2020 and (ii) one-time excess freight costs of $2.8 million incurred in the second quarter of 2021 to ship seeds from South America.

	Revenue	Adjusted EBITDA
Three Months Ended September 30, 2021
Fresh	$8,812	$(2,402)
Ingredients	23,129	(5,292)
Unallocated and other	59	(12,450)
Total segment results	$32,000	$(20,144)
Adjustments to reconcile consolidated loss from operations to adjusted EBITDA:

Consolidated loss from operations	$(38,125)
Depreciation and amortization	3,030
Stock-based compensation	1,413
Other nonrecurring costs, including acquisition costs	741
Merger transaction costs	11,693
Non-recurring public company readiness costs	1,104
Total Adjusted EBITDA	$(20,144)

	Revenue	Adjusted EBITDA
Three Months Ended September 30, 2020
Fresh	$10,900	$(1,533)
Ingredients	17,254	(2,159)
Unallocated and other	48	(8,295)
Total segment results	$28,202	$(11,987)
Adjustments to reconcile consolidated loss from operations to adjusted EBITDA:

Consolidated loss from operations	$(14,621)
Depreciation and amortization	2,317
Stock-based compensation	247
Other nonrecurring costs, including acquisition costs	70
Total Adjusted EBITDA	$(11,987)

	Revenue	Adjusted EBITDA
Nine Months Ended September 30, 2021
Fresh	$43,282	$(2,574)
Ingredients	60,048	(18,489)
Unallocated and other	164	(29,702)
Total segment results	$103,494	$(50,765)
Adjustments to reconcile consolidated loss from operations to adjusted EBITDA:

Consolidated loss from operations	$(83,025)
Depreciation and amortization	8,460
Stock-based compensation	2,769
Other nonrecurring costs, including acquisition costs	1,268
South America seed production costs	2,805
Merger transaction costs	11,693
Non-recurring public company readiness costs	5,265
Total Adjusted EBITDA	$(50,765)

	Revenue	Adjusted EBITDA
Nine Months Ended September 30, 2020
Fresh	$42,845	$940
Ingredients	46,808	(6,784)
Unallocated and other	1,163	(23,891)
Total segment results	$90,816	$(29,735)

Adjustments to reconcile consolidated loss from operations to adjusted EBITDA:

Consolidated loss from operations	$(35,961)
Depreciation and amortization	5,346
Stock-based compensation	751
Other nonrecurring costs, including acquisition costs	129
Total Adjusted EBITDA	$(29,735)